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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 3, 2001




                          Williams Energy Partners L.P.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware              1-16335               73-1599053
            --------              -------              -----------
        (State or other         (Commission          (I.R.S. Employer
         jurisdiction of        File Number)         Identification No.)
                               incorporation)



           One Williams Center, Tulsa, Oklahoma             74172
           ------------------------------------           ---------
          (Address of principal executive offices)        (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         Williams Energy Partners L.P. (the "Partnership") announced that it had completed the purchase of two petroleum distribution facilities in Little Rock, Arkansas, from Denver-based TransMontaigne (ASE:TMG) for $29 million. The Partnership further announced that the transaction is expected to be 5 to 8 cents per unit accretive to cash flow on an annualized basis. To further clarify a statement in the press release, the general partner of the Partnership is a wholly owned, indirect subsidiary of The Williams Companies, Inc. (NYSE:WMB).

Item 7. Financial Statements and Exhibits.

         The Partnership files the following exhibit as part of this report:

         Exhibit 99. Copy of the Partnership's press release dated July 3, 2001, publicly announcing the information reported herein.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WILLIAMS ENERGY PARTNERS L.P.

                                      By:  Williams GP LLC, its General Partner



Date: July 9, 2001                    /s/ Suzanne H. Costin
                                      -----------------------------------------
                                      Name:  Suzanne H. Costin
                                      Title: Corporate Secretary




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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
  99.         Copy of the Partnership's press release dated July 3, 2001, publicly announcing the information reported herein.